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Exhibit 99.1

NEWS
Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Marty Dauer 609-720-4385	Investor Relations: Ed Arditte 609-720-4621 John Roselli 609-720-4624

TYCO INTERNATIONAL ACQUIRES
VIVANT MEDICAL

PEMBROKE, Bermuda—July 5, 2005—Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced that Valleylab, a division in Tyco's Healthcare segment, acquired Vivant Medical Inc., a leading developer of microwave ablation medical technology. The transaction is valued at approximately $66 million cash at close, with up to approximately $35 million additional to be paid in the future based on achieving certain milestones.

Vivant, an emerging technology company located in Mountain View, Calif., is developing the anticipated first-to-market microwave ablation medical technology. Ablation is a minimally invasive procedure used in a variety of medical treatments for various forms of cancer. Vivant's VivaWave™ Microwave Ablation System, indicated for soft tissue treatment, was developed to achieve more predictable procedure times, with greater accuracy and increased patient safety. The technology has been in successful clinical applications since late 2004 and the company expects to commercially release the product soon.

"Vivant is an excellent strategic fit with our Healthcare focus of introducing the latest medical technologies to the market, improving patient results and healthcare efficiency," said Ed Breen, Tyco's Chairman and Chief Executive Officer. "In addition, this transaction is reflective of our near-term acquisition strategy of purchasing proven technology where we can leverage our global distribution capability."

"This acquisition addresses a tremendous unmet clinical need in the global marketplace," said Scott Drake, President of Valleylab. "The combination of Valleylab and Vivant offers interventional radiologists, surgeons and cancer patients the most comprehensive portfolio of technology and therapies to improve clinical outcomes."

The Boards of Directors of both companies have approved the transaction.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2004 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide. More information on Tyco can be found at www.tyco.com.

ABOUT TYCO HEALTHCARE

As a major business segment of Tyco International Ltd., Tyco Healthcare manufactures, distributes and services an extensive product line including disposable medical supplies, monitoring equipment, innovative wound closure products, advanced surgical devices, medical instruments and bulk analgesic pharmaceuticals. With industry-leading brand names such as Autosuture, Kendall, Mallinckrodt, Nellcor, Puritan Bennett, Syneture and Valleylab, Tyco Healthcare products are found in virtually every healthcare setting. More information can be found at www.tycohealthcare.com.

FORWARD LOOKING INFORMATION

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2004, and Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2005.

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  Exhibit 99.1
TYCO INTERNATIONAL ACQUIRES VIVANT MEDICAL